                                                                    EXHIBIT 10.2

                             INCENTIVE STOCK OPTION

_________________________, Optionee:

     MEGABIOS Corp. (the "Company"), pursuant to its 1997 Equity Incentive Plan (the "Plan"), has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The details of your option are as follows:


     1. The total number of shares of Common Stock subject to this option is ____________________ (__________). Subject to the limitations contained herein, this option shall be exercisable with respect to each installment of shares subject to this option on or after the date of vesting applicable to such installment. The shares subject to this option shall vest as follows:

          (a) Twenty-five percent (25%) of the total number of shares subject to this option shall vest one year after the Vesting Commencement Date, which is ______________ __, 19__; and

          (b) One thirty-sixth (1/36) of the remaining seventy-five percent (75%) of the shares subject to this option shall vest at the end of each additional one-month period following the vesting of the first 25% pursuant to subsection (a) above.

     2. (a) The exercise price of this option is _______________________ ($____) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

          (b) Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

               (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

               (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock;

                                       1.

                (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

               (iv) Payment by a combination of the methods of payment permitted by subparagraph 2(b)(i) through 2(b)(iii) above.


     3. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

     4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

     5. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on ______________________ (which date shall be no more than ten (10) years from date this option is granted). In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: three (3) months after the termination of your employment with the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason unless:

          (a) such termination of employment is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option shall terminate on the earlier of the termination date set forth above or twelve (12) months following such termination of employment; or

          (b) such termination of employment is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or twelve (12) months after your death; or

          (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of employment.

     However, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of paragraph 1 of this option.

                                       2.

     In order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of this option under certain circumstances for your benefit, but cannot guarantee that this option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate as a consultant or if your exercise your option more than three (3) months after the date your employment with the Company and all Affiliates terminates.

     6. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 11(e) of the Plan.

          (b) By exercising this option you agree that:

                (i) the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option;
(2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

                (ii)    you will notify the Company in writing within fifteen
(15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option; and

                (iii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. For purposes of this restriction you will be deemed to own securities which (i) are owned directly or indirectly by you, including securities held for your benefit by nominees, custodians, brokers or pledgees; (ii) may be acquired by you within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for your brothers or sisters (whether by whole or half blood) spouse, ancestors and lineal descendants; or
(iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which you are a shareholder, partner or beneficiary, but only to the extent of your proportionate interest therein as a shareholder, partner or beneficiary thereof. You further agree that the Company

                                       3.

may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     7. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

     8. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

     9. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     10. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     Dated the ____ day of __________________, 19__.

                                Very truly yours,


                                ______________________________________________


                                By ___________________________________________
                                   Duly authorized on behalf
                                   of the Board of Directors


ATTACHMENTS:

     1997 Equity Incentive Plan
     Notice of Exercise

                                       4.

The undersigned:

     (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

     (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

     NONE       __________________
                (Initial)

     OTHER      ______________________________________
                ______________________________________
                ______________________________________


                                ______________________________________
                                OPTIONEE

                                Address: _____________________________
                                         _____________________________


                                       5.